Exhibit 5.1

November 10, 2015
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, NJ 08037
Re:    Registration Statement on Form S-8 of South Jersey Industries, Inc.

Ladies and Gentlemen:
We have acted as counsel to South Jersey Industries, Inc. (the “Company”), in connection with the Registration Statement on Form S-8 to be filed by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale of up to 800,000 (the “Shares”) of common stock, par value $1.25 per share, of the Company, pursuant to the South Jersey Industries, Inc. 401(k) Plan (the “Plan”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.
The opinion expressed herein is limited to the New Jersey Business Corporation Act of the State of New Jersey, as currently in effect, and we express no opinion with respect to the effect of the laws of any other jurisdiction.
Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares when issued and sold and paid for in accordance with the Plan and the terms of any other agreements issued pursuant to the Plan and relating to such issuance, will be validly issued, fully paid and nonassessable, provided that the consideration for the Shares is not less than the par value thereof.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,

/s/ COZEN O’CONNOR